          UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: December 5, 2011

                         AMR CORPORATION                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                                                                             (Zip Code)

                     (817) 963-1234                 _
          (Registrant's telephone number)

              (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

AMR Corporation is filing herewith a press release issued on December 5, 2011 by American Airlines, Inc. as Exhibit 99.1, which is included herein.  This press release was issued to report November traffic for American Airlines, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  December 5, 2011

EXHIBIT INDEX

Exhibit 99.1	Description Press Release

99.1	Press Release

    CONTACT:                                                                                     Sean Collins
Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Monday, Dec. 5, 2011

AMERICAN AIRLINES REPORTS NOVEMBER TRAFFIC

FORT WORTH, Texas – American Airlines reported a November load factor of 82.3 percent, an increase of 1.9 points versus the same period last year. Capacity was lower by 4.0 percent, while traffic was lower by 1.7 percent year-over-year.
International traffic was lower by 1.8 percent on 2.3 percent less capacity, resulting in an increase in international load factor of 0.5 points versus November of last year. Domestic load factor was 84.3 percent, an increase of 2.8 points year-over-year.  Domestic capacity and traffic were lower by 5.0 and 1.7 percent year-over-year respectively.
American boarded 6.8 million passengers in November.

Detailed traffic and capacity are attached.

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

	November
	2011	2010	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM	9,735,358	9,907,708	(1.7)%
D.O.T. DOMESTIC	6,024,062	6,130,231	(1.7)
INTERNATIONAL	3,711,296	3,777,477	(1.8)
ATLANTIC	1,299,647	1,337,674	(2.8)
LATIN AMERICA	1,919,764	1,922,420	(0.1)
PACIFIC	491,885	517,383	(4.9)
AVAILABLE SEAT MILES (000)
SYSTEM	11,822,884	12,313,798	(4.0)%
D.O.T. DOMESTIC	7,147,652	7,527,625	(5.0)
INTERNATIONAL	4,675,232	4,786,173	(2.3)
ATLANTIC	1,675,416	1,748,534	(4.2)
LATIN AMERICA	2,367,132	2,399,232	(1.3)
PACIFIC	632,684	638,408	(0.9)
LOAD FACTOR
SYSTEM	82.3%	80.5%	1.9	Pts
D.O.T. DOMESTIC	84.3	81.4	2.8
INTERNATIONAL	79.4	78.9	0.5
ATLANTIC	77.6	76.5	1.1
LATIN AMERICA	81.1	80.1	1.0
PACIFIC	77.7	81.0	(3.3)
PASSENGERS BOARDED	6,805,893	6,871,522	(1.0)%

SYSTEM CARGO TON MILES (000)	143,447	158,380	(9.4)%

Current AMR Corp. releases can be accessed on the Internet.
The address is http://www.aa.com/

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

	YEAR-TO-DATE November
	2011	2010	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM	116,206,630	115,115,908	0.9%
D.O.T. DOMESTIC	70,189,742	70,928,774	(1.0)
INTERNATIONAL	46,016,888	44,187,134	4.1
ATLANTIC	17,714,405	17,557,677	0.9
LATIN AMERICA	21,982,331	20,981,574	4.8
PACIFIC	6,320,152	5,647,883	11.9
AVAILABLE SEAT MILES (000)
SYSTEM	141,592,847	140,364,037	0.9%
D.O.T. DOMESTIC	84,119,552	85,327,179	(1.4)
INTERNATIONAL	57,473,295	55,036,858	4.4
ATLANTIC	22,176,723	21,653,828	2.4
LATIN AMERICA	27,168,645	26,630,811	2.0
PACIFIC	8,127,926	6,752,219	20.4
LOAD FACTOR
SYSTEM	82.1%	82.0%	0.1	Pts
D.O.T. DOMESTIC	83.4	83.1	0.3
INTERNATIONAL	80.1	80.3	(0.2)
ATLANTIC	79.9	81.1	(1.2)
LATIN AMERICA	80.9	78.8	2.1
PACIFIC	77.8	83.6	(5.9)
PASSENGERS BOARDED	79,029,693	78,992,321	0.0%

SYSTEM CARGO TON MILES (000)	1,638,697	1,734,090	(5.5)%

About American Airlines
American Airlines, American Eagle and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,300 daily flights. The combined network fleet numbers more than 900 aircraft. American’s award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 10,000 daily flights to 149 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. (NYSE: AMR).

AMR Corporation, and certain of its United States-based subsidiaries, including American Airlines, Inc. and AMR Eagle Holding Corporation, on Nov. 29 filed voluntary petitions for Chapter 11 reorganization in the U.S. Bankruptcy Court for the Southern District of New York. More information about the Chapter 11 filing is available on the Internet at http://aa.com/restructuring.

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Current AMR Corp. news releases can be accessed at http://www.aa.com